UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 10, 2023
Date of Report (date of earliest event reported)
___________________________________
BLADE AIR MOBILITY, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39046 (Commission File Number)	84-1890381 (I.R.S. Employer Identification Number)
55 Hudson Yards, 14th Floor New York, NY 10001
(Address of principal executive offices and zip code)
(212) 967-1009
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BLDE	The Nasdaq Stock Market
Warrants, each exercisable for one share of Common Stock at a price of $11.50	BLDEW	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

On February 2, 2022, Blade Air Mobility, Inc ("Blade", or the "Company") announced that it had changed its fiscal year end from September 30 to December 31. The Company’s 2022 fiscal year began on January 1, 2022 and will end on December 31, 2022.

On February 10, 2022, Blade filed a transition report on Form 10-Q (the “transition report") which included unaudited financial information for the transition period from October 1, 2021 to December 31, 2021 (the "transition period").

This Current Report on Form 8-K includes audited financial statements covering the transition period, which financial statements are incorporated by reference in the Company’s Registration Statement on Form S-1 on Form S-3 (Registration No. 333-256640) and the Company’s Registration Statement on Form S-8 (Registration No. 333-257921).

2

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
23.1	Consent of Marcum LLP
99.1	Financial Statement Schedules
101.INS	Interactive Data Files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language ("Inline XBRL")
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLADE AIR MOBILITY, INC.

Dated: January 10, 2023	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Chief Financial Officer
4

Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Registration Statement of Blade Air Mobility, Inc. in the Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (File No. 333-256640) and Form S-8 (File No. 333-257921) of our report dated January 10, 2023, with respect to our audit of the consolidated financial statements of Blade Air Mobility, Inc. as of December 31, 2021 and September 30, 2021 and for the three month period ended December 31, 2021, which report is included in this Current Report on Form 8-K of Blade Air Mobility, Inc. for the three month period ended December 31, 2021.

/s/ Marcum LLP

Marcum LLP
Melville, New York
January 10, 2023

5

Exhibit 99.1

BLADE AIR MOBILITY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Blade Air Mobility, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blade Air Mobility, Inc. (the “Company”) as of December 31, 2021 and September 30, 2021, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the three month period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and September 30, 2021, and the results of its operations and its cash flows for the three month period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Melville, NY
January 10, 2023

BLADE AIR MOBILITY, INC.
Consolidated Balance Sheets
December 31, 2021 and September 30, 2021
(in thousands, except share and per share data)

	December 31, 2021	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$2,595	$6,952
Restricted cash	630	630
Accounts receivable	5,548	3,765
Short-term investments (cost: December 31, 2021 - $280,263; September 30, 2021 - $297,472)	279,374	297,175
Prepaid expenses and other current assets	6,798	5,925
Total current assets	294,945	314,447

Non-current assets:
Property and equipment, net	2,045	1,958
Investment in joint venture	200	200
Intangible assets, net	24,421	12,644
Goodwill	13,328	13,271
Operating right-of-use asset	713	654
Other non-current assets	232	220
Total assets	$335,884	$343,394

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$6,369	$4,446
Deferred revenue	5,976	4,654
Operating lease liability, current	438	431
Total current liabilities	12,783	9,531

Non-current liabilities:
Warrant liability	31,308	42,217
Operating lease liability, long-term	278	222
Deferred tax liability	144	195
Total liabilities	44,513	52,165

Commitments and Contingencies (Note 10)

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at December 31, 2021 and September 30, 2021. No shares issued and outstanding at December 31, 2021 and September 30, 2021.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 70,667,381 and 70,096,401 shares issued at December 31, 2021 and September 30, 2021, respectively.	7	7
Additional paid in capital	368,680	368,709
Accumulated other comprehensive loss	(898)	(297)
Accumulated deficit	(76,418)	(77,190)
Total stockholders' equity	291,371	291,229

Total Liabilities and Stockholders' Equity	$335,884	$343,394
The accompanying notes are an integral part of these consolidated financial statements.

BLADE AIR MOBILITY, INC.
Consolidated Statements of Operations
Three Months Ended December 31, 2021 and 2020 (unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2021	2020 (unaudited)
Revenue	$24,618	$7,986

Operating expenses
Cost of revenue(1)	20,638	6,367
Software development	649	186
General and administrative(1)	12,330	3,366
Selling and marketing	1,537	435
Total operating expenses	35,154	10,354

Loss from operations	(10,536)	(2,368)

Other non-operating income
Change in fair value of warrant liabilities	10,909	—
Interest income, net	290	7
Total other non-operating income	11,199	7

Income (loss) before income taxes	663	(2,361)

Income tax benefit	(109)	—

Net income (loss)	$772	$(2,361)

Net income (loss) per share:
Basic	$0.01	$(0.09)
Diluted	$0.01	$(0.09)
Weighted-average shares used to compute net income (loss) per share:
Basic	69,759,411	25,285,053
Diluted	77,684,893	25,285,053
__________
(1) Prior period amounts have been updated to conform to current period presentation.
The accompanying notes are an integral part of these consolidated financial statements.

BLADE AIR MOBILITY, INC.
Consolidated Statements of Comprehensive Income (Loss)
Three Months Ended December 31, 2021 and 2020 (unaudited)
(in thousands)

	Three Months Ended December 31,
	2021	2020 (unaudited)
Net income (loss)	$772	$(2,361)
Other comprehensive loss:
Net unrealized investment losses	(592)	—
Foreign currency translation adjustments for the period	(9)	—
Comprehensive income (loss)	$171	$(2,361)
The accompanying notes are an integral part of these consolidated financial statements.

BLADE AIR MOBILITY, INC.
Consolidated Statements of Stockholders' Equity
Three Months Ended December 31, 2021 and 2020 (unaudited)
(in thousands, except share data)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
	Shares Amount

Balance at October 1, 2021	70,096,401	$7	$368,709	$(297)	$(77,190)	$291,229
Issuance of common stock upon exercise of stock options	893,509	—	161	—	—	161
Issuance of common stock upon settlement of restricted stock units	51,848	—	—	—	—	—
Stock-based compensation - restricted stock	—	—	2,931	—	—	2,931
Shares withheld related to net share settlement	(374,377)	—	(3,121)	—	—	(3,121)
Comprehensive income:
Net income	—	—	—	—	772	772
Other comprehensive loss	—	—	—	(601)	—	(601)
Balance at December 31, 2021	70,667,381	$7	$368,680	$(898)	$(76,418)	$291,371

Balance at October 1, 2020 (unaudited)	25,268,848	$3	$48,215	$—	$(37,138)	$11,080
Issuance of restricted stock	790,497	—	—	—	—	—
Issuance of common stock upon exercise of stock options	10,617	—	2	—	—	2
Stock-based compensation - restricted stock	—	—	1,027	—	—	1,027
Stock-based compensation - stock options	—	—	248	—	—	248
Comprehensive loss:
Net loss	—	—	—	—	(2,361)	(2,361)
Balance at December 31, 2020 (unaudited)	26,069,962	$3	$49,492	$—	$(39,499)	$9,996
The accompanying notes are an integral part of these consolidated financial statements.

BLADE AIR MOBILITY, INC.
Consolidated Statements of Cash Flows
Three Months Ended December 31, 2021 and 2020 (unaudited)
(in thousands)

	Three Months Ended December 31,
	2021	2020 (unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$772	$(2,361)
Adjustments to reconcile net income (loss) to net cash and restricted cash used in operating activities:
Depreciation and amortization	717	139
Stock-based compensation	2,931	1,275
Change in fair value of warrant liabilities	(10,909)	—
Deferred tax benefit	(109)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(873)	(375)
Accounts receivable	(1,783)	(453)
Other non-current assets	(12)	(3)
Operating lease assets/liabilities	4	(32)
Accounts payable and accrued expenses	1,924	1,363
Deferred revenue	1,322	445
Net cash used in operating activities	(6,016)	(2)

Cash Flows From Investing Activities:
Purchase of exclusive rights to Helijet’s scheduled passenger routes in Canada	(12,357)	—
Purchase of domain name	—	(503)
Purchase of property and equipment	(224)	(33)
Proceeds from sales of short-term investments	17,209	—
Net cash provided by (used in) investing activities	4,628	(536)

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	161	2
Taxes paid related to net share settlement of equity awards	(3,121)	—
Deferred recapitalization costs related to the merger	—	(1,403)
Net cash used in financing activities	(2,960)	(1,401)

Effect of foreign exchange rate changes on cash balances	(9)	—
Net decrease in cash and cash equivalents and restricted cash	(4,357)	(1,939)
Cash and cash equivalents and restricted cash - beginning	7,582	12,276
Cash and cash equivalents and restricted cash - ending	$3,225	$10,337

Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$2,595	$10,216
Restricted cash	630	121
Total	$3,225	$10,337

Non-cash investing and financing activities:
Adoption of new leases under ASC 842 entered into during the period	$208	$—
The accompanying notes are an integral part of these consolidated financial statements.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)

Note 1 – Business and Basis of Presentation
Description of Business
Blade Air Mobility, Inc. (“Blade” or the “Company”), headquartered in New York, New York, is a technology-powered, global air mobility platform that provides consumers with a cost effective and time efficient alternative to ground transportation for congested routes. Blade arranges charter and by-the-seat flights using helicopters, jets, turboprops, and amphibious seaplanes operating in various locations throughout the United States. Blade’s platform utilizes a technology-powered, asset-light business model. Blade provides transportation to its customers through a network of contracted aircraft operators. Blade does not own, lease, or operate its own aircraft.
On May 7, 2021 (the “Closing Date”), privately held Blade Urban Air Mobility, Inc., a Delaware corporation formed on December 22, 2014 (“Old Blade”), consummated transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated December 14, 2020, by and among Experience Investment Corp. (“EIC”), Experience Merger Sub, Inc., a wholly-owned subsidiary of EIC (“Merger Sub”), and Old Blade. The Merger Agreement provided for the acquisition of Old Blade by EIC pursuant to the merger of Merger Sub with and into Old Blade (the “Merger”), with Old Blade continuing as the surviving entity and a wholly-owned subsidiary of EIC. On the Closing Date, and in connection with the closing of the Merger Agreement (the “Closing”), EIC changed its name to Blade Air Mobility, Inc. See Note 3 for additional information.
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the accompanying consolidated financial statements.

On February 1, 2022, the Board of Directors approved a change of the Company’s fiscal year-end from September 30 to December 31. The Company’s 2022 fiscal year began on January 1, 2022 and will end on December 31, 2022. The results of the Company’s operations, its cash flows and related disclosures for the three months ended December 31, 2020 are unaudited.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include, but are not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to use such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment evolves.
Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the financial statements. Significant estimates and assumptions by management include the allowance for doubtful accounts, the carrying value of long-lived assets, the fair value of intangible assets and goodwill, revenue recognition, contingencies, the provision for income taxes and related deferred tax accounts, and the fair value of stock options and other stock-based awards.
Reclassification
Certain amounts in prior periods have been reclassified to conform to the current period presentation.
Liquidity
As of December 31, 2021, the Company had net working capital of $282,162, including cash and cash equivalents of $2,595. The Company had net income (loss) of $772 and $(2,361) for the three months ended December 31, 2021 and 2020, respectively.
The Company expects to incur net losses in the short term as it continues to execute on its strategic initiatives. Based on the Company’s current liquidity, the Company believes that no additional capital will be needed to execute its current business plan over the next 12 months from the date of issuance of these financial statements.
Note 2 – Summary of Significant Accounting Policies
Revenue Recognition
The Company recognizes revenue under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:
Step 1: Identify the contract with the customer
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognize revenue when the Company satisfies a performance obligation
The Company does not have any significant contracts with customers requiring performance beyond delivery.
For Short Distance revenue, seats or monthly or annual flight passes are typically purchased using the Blade App and paid for principally via credit card transactions, wire, check, customer credit, and gift cards, with payments principally collected by the Company in advance of the performance of related services.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)

MediMobility Organ Transport and Jet products are typically purchased through our Flier Relations associates and our app and are paid for principally via checks, wires and credit card. Jet charter payments are typically collected at the time of booking, while MediMobility Organ Transport payments are generally collected after the performance of the related service in accordance with the client's payment terms. The revenue is recognized as the service is completed.
The Company initially records flight sales in its unearned revenue, deferring revenue recognition until the travel occurs. Unearned revenue from customer credit and gift card purchases is recognized as revenue when a flight is flown or upon the expiration of the gift card. Unearned revenue from the Company’s monthly commuter pass and annual pass is recognized ratably over the term of the pass. For travel that has more than one flight segment, the Company deems each segment as a separate performance obligation and recognizes revenue for each segment as travel occurs. Fees charged in association with add-on services or changes or extensions to non-refundable seats sold are considered part of the Company's passenger performance obligation. As such, those fees are deferred at the time of collection and recognized at the time the travel is provided.
Contract liability is defined as entity’s obligation to transfer goods or services to a customer for which the entity has received consideration (or the amount is due) from the customer. As of December 31, 2021 and September 30, 2021, the Company's contract liability balance is $5,976 and $4,654, respectively. This balance consists of unearned revenue, prepaid monthly and annual flight passes, customer credits and gift card obligations. Unearned revenue represents principally the flight revenues received in advance of the actual flight. Customer credits represents unearned revenue for flight reservations that typically were cancelled for good reason by the customer. The customer has one year to use the credit as payment for a future flight with the Company. Gift cards represent prepayment of flight costs. The Company recognizes revenue for expired customer credits and gift cards upon expiration. The table below presents a roll forward of the contract liability balance:

	Three Months Ended December 31,
	2021	2020
Balance, beginning of period	$4,654	$3,973
Additions	18,003	7,943
Revenue recognized	(16,681)	(7,498)
Balance, end of period	$5,976	$4,418
For the three months ended December 31, 2021, the Company recognized $1,934 of revenue that was included in the contract liability balance as of October 1, 2021. For the three months ended December 31, 2020, the Company recognized $1,175 of revenue that was included in the contract liability balance as of October 1, 2020.

Certain governmental taxes are imposed on the Company's flight sales through a fee included in flight prices. The Company collects these fees and remits them to the appropriate government agency. These fees are excluded from revenue.
The Company’s quarterly financial data is subject to seasonal fluctuations. Historically, quarters ended June 30 and September 30 financial results have reflected higher Short Distance travel demand and were better than the quarters ended December 31 and March 31 quarter financial results.
Blade operates in three key lines of business:
•Short Distance – Consisting primarily of flights: (i) between 40 and 100 miles in distance with prices between approximately $250 and $795 per seat and (ii) between New York area airports and dedicated Blade terminals in Manhattan’s heliports for $195 per seat (or $95 per seat with the purchase of an annual Airport Pass for $795). Flights are also available on a full aircraft charter basis. Prices per seat are presented at full dollar value and not rounded.
•MediMobility Organ Transport and Jet – Consisting of transportation of human organs for transplant, non-medical jet charter and, by-the-seat, jet flights between New York and South Florida.
•Other – Consists principally of revenues from ground transportation services and brand partners for exposure to Blade fliers.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)

Disaggregated revenue by product line was as follows:

	Three Months Ended December 31,
	2021	2020
Product Line(1):
Short Distance	$6,193	$2,130
MediMobility Organ Transport and Jet	18,038	5,524
Other	387	332
Total Revenue	$24,618	$7,986
__________
(1) Prior period amounts have been updated to conform to current period presentation.

Cost of Revenue
Cost of revenue consists principally of flight costs paid to operators of aircraft under contractual arrangements with Blade and landing fees.
Software Development Costs for Internal Use
Costs incurred for the development of the Company’s internal use software are expensed as incurred.
Selling and Marketing

Selling and marketing expenses consist primarily of advertising costs, staff salaries and stock-based compensation, marketing expenses, and promotion costs. Advertising costs, which are included in “Selling and marketing expenses”, are expensed as incurred. Advertising costs were $1,022 and $193 for the three months ended December 31, 2021 and 2020, respectively.

General and Administrative

General and administrative expenses principally include personnel costs, stock-based compensation, facility fees, credit card processing fees, and professional fees.
Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee and consultant services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s stock options are estimated using the Black Scholes option-pricing model with the following assumptions: fair value of the Company’s common stock, expected volatility, dividend rate, risk free interest rate, and the expected life. The Company calculates the expected volatility using the historical volatility for a pool of peer companies over the most recent period equal to the expected term and evaluates the extent to which available information indicate that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on its common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company determined the expected term of its stock option awards issued using the simplified method due to insufficient historical experience at the time of the grant. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires. The Company recognizes forfeitures at the time the forfeiture occurs.
Restricted stock awards are granted at the discretion of the Company’s Board of Directors. These awards are restricted as to the transfer of ownership and generally vest over the requisite service period.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between U.S. GAAP treatment and tax treatment of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by considering taxable income in carryback years, existing taxable temporary differences, prudent and feasible tax planning strategies and estimated future taxable profits.

Each period, the Company analyzes whether it is more-likely-than-not that tax positions will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the positions. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Company presumes that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. When differences exist between tax positions taken in a tax return and amounts meeting the more-likely-than-not threshold, the Company will record an uncertain tax position, resulting in one or more of the following: an increase in a liability for income taxes payable, a reduction of an income tax refund receivable, a reduction in a deferred tax asset, or an increase in a deferred tax liability. The Company records penalties and interest relating to uncertain tax positions as part of income tax expense. As of December 31, 2021, the Company has no unrecognized tax benefits. See Note 8 for additional information.
Net Income (Loss) per Common Share
The Company has granted restricted stock awards with dividend rights that are considered to be participating securities. Accordingly, a portion of the Company’s earnings is allocated to those participating securities in the earnings per share (“EPS”) calculation under the two-class method. Basic earnings per common share is computed using the two-class method by dividing income available to common stockholders after the allocation of dividends and undistributed earnings to the participating securities by the weighted average number of common shares outstanding for the period. Diluted earnings per common share is calculated using the more dilutive of the treasury stock method or the two-class method. Diluted earnings per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, and is computed after giving consideration to the weighted average dilutive effect of the Company’s stock options, warrants, and nonvested restricted stock, where applicable. Diluted EPS under the two-class method also considers the allocation of earnings to the participating securities. Antidilutive securities are disregarded in earnings per share calculations. Diluted EPS shown below reflects the two-class method, as diluted EPS under the two-class method was more dilutive than under the treasury stock method.

A reconciliation of net income and common stock share amounts used in the computation of basic and diluted earnings per share is presented below.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)

	Three Months Ended December 31,
	2021	2020
Basic income (loss) per common share:
Net income (loss) attributable to Blade Air Mobility, Inc.	$772	$(2,361)
Less: Undistributed earnings (loss) allocated to nonvested restricted stockholders	(17)	—
Basic net earnings (loss) available to common stockholders	755	(2,361)
Add: Undistributed earnings (loss) allocated to nonvested restricted stockholders	17	—
Less: Reallocation of undistributed earnings (loss) to nonvested restricted stockholders	(15)	—
Diluted net earnings (loss) available to common stockholders	$757	$(2,361)

Total weighted-average basic common shares outstanding	69,759,411	25,285,053
Effect of dilutive securities:
Stock options	7,925,482	—
Total effect of dilutive securities	7,925,482	—
Total weighted-average diluted common shares outstanding	77,684,893	25,285,053

Net earnings (loss) per common share:
Basic earnings (loss) per common share	$0.01	$(0.09)
Diluted earnings (loss) per common share	$0.01	$(0.09)

The following table represents common stock equivalents that were excluded from the computation of diluted earnings per share for the three months ended December 31, 2021 and 2020, because the effect of their inclusion would be anti-dilutive.

	December 31,
	2021	2020
Warrants to purchase shares of common stock	14,166,666	—
Options to purchase shares of common stock	—	9,749,290
Restricted shares of common stock	30,328	—
Total potentially dilutive securities	14,196,994	9,749,290
Cash and Cash Equivalents and Restricted Cash
The Company considers all highly liquid investments with a maturity of three months or less on their acquisition date as cash and cash equivalents. Restricted cash consists principally of Company funds on deposit with a financial institution, which supports a letter of credit by the financial institution in favor of the Company’s obligations to the United States Department of Transportation as well as deposits posted for collateral with certain of the Company’s vendors.
Short-Term Investments
Short-term investments consist of highly-liquid investments available for sale. As of December 31, 2021, short-term investments consisted of available-for-sale, traded, debt securities funds, which are recorded at fair value with unrealized gains and losses reported, net of tax, in “Accumulated other comprehensive income (loss)”, unless unrealized losses are determined to be unrecoverable. Realized gains and losses on the sale of securities are determined by specific identification. The Company considers all available-for-sale securities as available to support current operational liquidity needs and, therefore, classifies all securities as current assets within short-term investments on the Company’s consolidated balance sheets. These short-term investments are excluded from disclosure under “fair value of financial instruments” due to the Net Asset Value practical expedient.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Accounts Receivable
Accounts receivable consists principally of amounts due from the Company’s MediMobility organ transport customers, which are large hospitals that receive terms for payment. Receivables are reviewed on a regular basis for collectability. Based upon these reviews and historical collection experience, the Company determined that no allowance for uncollectible accounts was required as of December 31, 2021 and September 30, 2021.
Prepaid Expenses and Other Current Assets

Prepaid expenses include prepaid insurance, the costs of which are amortized on a straight-line basis over the related coverage periods, prepaid marketing supplies and prepayments to aircraft operators, which are expensed based upon usage or flight time. Included within prepaid expenses and other current assets are prepaid marketing supplies in the amounts of $568 and $547 as of December 31, 2021 and September 30, 2021, respectively.

Property and Equipment, Net

Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed utilizing the straight-line method over the estimated useful life of the asset. Leasehold improvements depreciation is computed over the shorter of the lease term or estimated useful life of the asset. Additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

	Useful Life (in years)	December 31, 2021	September 30, 2021
Furniture and fixtures	5	$520	$497
Technology equipment	3	351	282
Leasehold improvements	Shorter of useful life or life of lease	2,512	2,380
Vehicles	5	239	239
Total property and equipment, gross		3,622	3,398
Less: Accumulated depreciation and amortization		(1,577)	(1,440)
Total property and equipment, net		$2,045	$1,958
For the three months ended December 31, 2021 and 2020, the Company recorded depreciation and amortization expense for property and equipment of $137 and $92, respectively.

Acquisitions
The Company accounts for acquisitions of entities or asset groups that qualify as businesses in accordance with ASC 805, “Business Combinations” (“ASC 805”). The purchase price of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of operations.

Joint Venture
Investments in joint arrangements are classified as joint ventures. Joint ventures are accounted for using the equity method. When the Company’s investment in the joint venture does not qualify for accounting under the equity method because the Company does not have sufficient control or influence, then, except as provided for below, the investment in the joint venture would be accounted for at fair value.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Specifically, ASC 321-10-35-2 states, in part, that an entity may measure an equity security without a readily determinable fair value that does not qualify for the practical expedient to estimate fair value in accordance with paragraph 820-10-35-59 at its cost minus impairment, if any. As such, Blade has recorded its investment in the joint venture at cost less impairment, if any. See Note 4 for additional information.

Intangibles Assets, Net
The Company has finite-lived and indefinite-lived intangible assets, including goodwill. Finite-lived intangible assets are amortized over their estimated useful lives. Goodwill and indefinite-lived intangible assets are not amortized but are reviewed for impairment on an annual basis, or more frequently if events or circumstances indicate that the asset may be impaired. Research and development costs are expensed as incurred. Following initial recognition of the finite-lived intangible asset, the asset is carried at cost less any accumulated amortization. Amortization of the asset begins when the asset is available for use. Amortization is recorded in general and administrative expenses on the Company’s consolidated statement of operations. See Note 5 for additional information.

Impairment of Long-Lived Assets
Long-lived assets, except for goodwill and indefinite intangible assets, are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. Impairment expense is recognized to the extent an asset’s expected undiscounted future cash flows are less than the asset’s carrying amount. There were no impairment charges during the three months ended December 31, 2021 and 2020. As of December 31, 2021, the Company determined that long-lived assets were not impaired.

Goodwill
In testing goodwill for impairment, the Company has the option to begin with a qualitative assessment, commonly referred to as “Step 0”, to determine whether it is more likely than not that the fair value of a reporting unit containing goodwill is less than its carrying value. This qualitative assessment may include, but is not limited to, reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, entity-specific financial performance and other events, such as changes in the Company’s management, strategy and primary customer base. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company performs a quantitative goodwill impairment analysis by comparing the carrying amount to the fair value of the reporting unit. If the carrying amount exceeds the fair value, goodwill will be written down to the fair value and recorded as impairment expense in the consolidated statements of operations. The Company performs its impairment testing annually and when circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. The Company performed its annual impairment assessment of goodwill as of December 31, 2021 and concluded that goodwill was not impaired.

Leases
Leases are recorded on the balance sheet as “right-of-use” assets and lease liabilities. Leases are classified as either operating or finance leases and lease expense is recognized within “General and administrative expenses.” As a lessee, for operating leases, total lease expense is recognized using a straight-line method. Finance leases are treated as the purchase of an asset on a financing basis. See Note 6 for additional information.

Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent, quarterly, period-end date while the warrants are outstanding.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance and each balance sheet date thereafter. The Company accounts for the warrants issued in connection with its Initial Public Offering in accordance with the guidance contained in ASC 815-40-15-7D, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statement of operations. See Notes 11 and 12 for additional information.
Concentrations
Financial instruments which potentially subject the Company to concentrations of credit risk consists principally of cash amounts on deposit with financial institutions. At times, the Company’s cash in banks is in excess of the Federal Deposit Insurance corporation (“FDIC”) insurance limit. The Company has not experienced any loss as a result of these deposits.
Major Customers
For the three months ended December 31, 2021 and 2020, there was no single customer that generated 10% or more of the Company’s revenue.
Most of the Company’s customers remit payment in advance of the date of the flight. Accounts receivable consists principally of amounts due from the Company’s MediMobility organ transport customers, which are large hospitals that receive terms for payment, along with receivables from credit card processors. None of these customers have 10% or more of accounts receivable as of December 31, 2021 and September 30, 2021.
Major Vendors
For the three months ended December 31, 2021 and 2020, no vendor accounted for 10% or more of the Company’s purchases from operating vendors.
One vendor accounted for 13% of the Company’s outstanding accounts payable as of December 31, 2021. Two vendors accounted for 17% and 13% of the Company’s outstanding accounts payable as of September 30, 2021.
Recently Issued Accounting Pronouncements - Adopted
In December 2019, FASB issued ASU 2019-12, Simplification of Income Taxes (Topic 740) Income Taxes (“ASU 2019-12”). ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for public companies for annual periods beginning after December 15, 2020, including interim periods within those fiscal years. The adoption of the ASU did not have a significant impact on the Company’s consolidated financial statements.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Recently Issued Accounting Pronouncements - Not Adopted
In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40). The objective of this update is to simplify the accounting for convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, (“ASC 470-20”), that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The guidance in ASC 470-20 applies to convertible instruments for which the embedded conversion features are not required to be bifurcated from the host contract and accounted for as derivatives. In addition, the amendments revise the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification. These amendments are expected to result in more freestanding financial instruments qualifying for equity classification (and, therefore, not accounted for as derivatives), as well as fewer embedded features requiring separate accounting from the host contract. This amendment also further revises the guidance in ASU 260, Earnings per Share, to require entities to calculate diluted EPS for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The amendments in ASU 2020-06 are effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company does not expect the adoption of ASU 2020-06 to have a significant impact on its consolidated financial statements.
Note 3 – Merger Agreement
On May 7, 2021, the Merger between Old Blade and EIC was consummated. Pursuant to the Merger Agreement, at the closing date of the Merger, the outstanding shares of Old Blade common stock and preferred stock were cancelled and converted into (a) 10,024,296 shares of Blade common stock for each outstanding share of Old Blade common stock, including shares that were subject to vesting conditions outstanding as of the closing date, (b) 16,101,172 shares of Blade common stock for each outstanding share of Old Blade Series Seed Preferred Stock, Old Blade Series A Preferred Stock and Old Blade Series B Preferred Stock, outstanding as of the closing date (collectively, the “Old Blade Preferred Stock” and together with the Old Blade Common Stock, the “Old Blade Stock”) and/or (c) 9,689,826 options to purchase a number of shares of Blade common stock at an exercise price calculated pursuant to the Merger Agreement for each option to acquire Old Blade Common Stock outstanding as of the closing date (each, a “Blade Option”), as calculated pursuant to the Merger Agreement.
The Merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, EIC is treated as the “acquired” company for financial reporting purposes. This determination was based primarily on Old Blade having the ability to appoint a majority of the initial Board of the combined entity, Old Blade's senior management comprising the majority of the senior management of the combined company, and the ongoing operations of Old Blade comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Merger was treated as the equivalent of Blade issuing shares for the net assets of EIC, accompanied by a recapitalization. The net assets of EIC was stated at historical cost, with no goodwill or other intangible assets recorded. The historical statements of the combined entity prior to the Merger are presented as those of Old Blade.
The Company’s net assets acquired through the consummation of the Merger consisted of:

Cash, net of recapitalization costs	$213,698
Prepaid expenses and other current assets	90
Accounts payable and accrued expenses	(482)
Warrant liability	(23,886)
Net assets acquired	$189,420
Of the total recapitalization costs incurred of $27,150, $25,419 were allocated to equity and $1,731 were allocated to the warrant liabilities, and charged to other expenses on the Company’s consolidated statement of operations.
The warrants acquired in the Merger include (a) redeemable warrants issued by EIC and sold as part of the units in the EIC IPO (whether they were purchased in the EIC IPO or thereafter in the open market), which are exercisable for an aggregate

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
of 9,166,666 shares of common stock at a purchase price of $11.50 per share (the “Public Warrants”) and (b) warrants issued by EIC to the Sponsor in a private placement simultaneously with the closing of the EIC IPO, which are exercisable for an aggregate of 5,000,000 shares of common stock at a purchase price of $11.50 per share (the “Private Placement Warrants”).
On May 7, 2021, simultaneous with the closing of the Merger, the Company completed a PIPE financing, whereby the Company received $125,000 gross proceeds ($119,634 net of transaction costs) in exchange for 12,500,000 shares of common stock.
Note 4 – Investment in Joint Venture
On March 24, 2019, and as amended on February 25, 2020, the Company entered into a joint venture agreement and a license agreement (the “First Amended Joint Venture and License Agreements”) with Hunch Ventures and Investments Private Limited, a private limited company incorporated under the laws of India (“Hunch”) and FlyBlade India Private Limited, a company incorporated and validly existing under the provisions of the Companies Act, 2013 (“FlyBlade India”), whereby the Company and Hunch initially invested $200 for 10% interest and $1,800 for 90% interest, respectively, for undertaking the business of FlyBlade India. Subsequently, upon the issuance of additional shares to Hunch in exchange for additional investment by Hunch, the Company’s interest fell below 10%. Pursuant to the First Amended Joint Venture and License Agreements, the Company and Hunch agreed to establish FlyBlade India as a joint venture and support it in carrying on the business operations. The Company agreed to provide the licensed IP support related to the software developed for short distance aviation services along with its trademarks in exchange for quarterly royalty payments of 4% of Gross Revenue for the period where Gross Revenue was up to $10,000 in a calendar year, quarterly royalty payments of 3% on Gross Revenue in excess of $10,000 and up to $40,000 in a calendar year, and quarterly royalty payments of 1.5% on Gross Revenue exceeding $40,000 (collectively, the "Royalties") in a calendar year. In addition to the Royalties, the Company could receive 3% of FlyBlade India’s profits before tax in each year that FlyBlade India attained a minimum of $3,500 in annual profits before income tax. Hunch agreed to provide support in carrying out the day to day operations, including the implementation of the business plan and hiring of personnel, ensuring compliance with local requirements and assisting with legal arrangements as needed by the business. For the three months ended December 31, 2021 and 2020, the Company recorded royalty revenue of $4 and $0, respectively, under this arrangement.
In accordance with the First Amended Joint Venture and License Agreements, FlyBlade India was permitted to have a total of five directors, three of which were permitted to be appointed by Hunch and provided that Blade held at least a 10% interest, a single director was permitted to be appointed by the Company. Based upon Blade having less than ten percent 10% interest on December 31, 2021, Blade held no board seat and lacked the power to appoint members of the FlyBlade India executive management team. As such, the Company is viewed as having minimal influence and control over FlyBlade India.
The Company has recorded the investment at cost less impairment if any. Based upon a qualitative assessment, the Company has determined that the investment should not be impaired. Qualitative considerations included an evaluation of the COVID-19 pandemic delays to the start-up of flight operations in India. Both Hunch and Blade remain committed to the venture and discussions are underway with third parties to raise the next round of equity capital for the joint venture. As such, no impairment was warranted as of December 31, 2021.
As of December 31, 2021 and September 30, 2021, other non-current assets included amounts due from Blade India of $120 and $113, respectively.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 5 – Goodwill and Intangible Assets
The changes in the carrying value of goodwill are as follows:

Goodwill balance, September 30, 2021	$13,271
Adjustment(1)	57
Goodwill balance, December 31, 2021	$13,328
__________
(1) Represents a measurement period adjustment made during the three months ended December 31, 2021. On September 15, 2021, the Company acquired 100% of the equity interests in Trinity Air Medical Inc. (“Trinity”), a nationwide, multi-modal organ logistics and transportation company. Trinity is a wholly-owned subsidiary of the Company and the results of Trinity for the period since September 16, 2021 are included in the MediMobility Organ Transport and Jet line of business. At the time of acquisition, the Company recognized an asset for goodwill, determined as the excess of the purchase price over the net fair value of the assets acquired and liabilities assumed, that amounted to $13,271.

Purchase of Exclusive Rights to Helijet’s Scheduled Passenger Routes in Canada
On November 30, 2021, the Company through its wholly-owned subsidiaries Blade Urban Air Mobility, Inc. and Blade Urban Air Mobility (Canada) Inc. entered into an agreement with Helijet International, Inc. ("Helijet"), a British Columbia-based aviation solutions company and with Pacific Heliport Services Ltd. (“PHS”), a wholly-owned subsidiary of Helijet. Pursuant to this agreement, Blade has acquired exclusive rights to offer scheduled helicopter flights operated by Helijet and to utilize passenger terminals at heliports controlled by PHS, for cash consideration of $12,000. The Agreement has an initial term of five years and will be automatically renewed for successive 2-year periods. Flights revenue generated through those exclusive rights are included in the Short Distance line of business.

This transaction was accounted for as an asset acquisition under ASC 350, Intangibles—Goodwill and Other, per which the Company capitalized the consideration paid of $12,000 and related transaction costs incurred of $357 as an intangible asset. The Company began amortizing the intangible over 5-year useful life, in line with the agreement’s initial term.
The following table presents information about the Company's intangible assets as of:

		December 31, 2021			September 30, 2021
	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Exclusive rights to Helijet’s scheduled passenger routes in Canada	5 years	$12,357	$(206)	$12,151	$—	$—	$—
Customer list	5-10 years	11,542	(957)	10,585	11,542	(645)	10,897
Domain name	Indefinite	504	—	504	504	—	504
Trademarks	6-10 years	1,006	(51)	955	1,006	(9)	997
Developed technology	3 years	250	(24)	226	250	(4)	246
Total		$25,659	$(1,238)	$24,421	$13,302	$(658)	$12,644
For the three months ended December 31, 2021 and 2020, amortization of its finite-lived intangible assets was $580 and $47, respectively.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
As of December 31, 2021, the estimated amortization expense of its finite-lived intangible assets for each of the next five years are as follows:

For the Year Ended December 31,
2022	$3,972
2023	3,888
2024	3,759
2025	3,700
2026	3,494
Note 6 – Right-of-Use Asset and Operating Lease Liability
The Company has entered into operating leases consisting principally of its airport and heliport terminals.
At the inception of a contract, the Company will assess whether the contract is, or contains, a lease. The Company's assessment is based on: (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtained the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset.
The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The Company’s incremental borrowing rate used for all leases under ASC 842 was 5.00%, the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The lease term for the Company’s leases include the noncancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. ROU assets, once recorded, are reviewed for impairment.
Lease expense for operating leases consists of the lease payments plus any initial direct costs and is recognized on a straight-line basis over the lease term.
Balance sheet information related to the Company’s leases is presented below:

Operating leases:	December 31, 2021	September 30, 2021
Operating right-of-use asset	$713	$654
Operating lease liability, current	438	431
Operating lease liability, long term	278	222
The following provides details of the Company’s lease expense:

	Three Months Ended December 31,
Lease cost:	2021	2020
Short-term lease cost	$65	$40
Operating lease cost	144	112
Total	$209	$152
Other information related to leases is presented below:

December 31, 2021
Weighted-average discount rate – operating lease	5.00%
Weighted-average remaining lease term – operating lease (in months)	23

BLADE AIR MOBILITY, INC.
Notes to Unaudited Interim Consolidated Financial Statements
(amounts in thousands, except share and per share data)

As of December 31, 2021, the expected annual minimum lease payments of the Company’s operating lease liabilities and other short-term leases were as follows:

For the Year Ended December 31,
2022	$462
2023	196
2024	67
2025 and thereafter	28
Total future minimum lease payments, undiscounted	753
Less: Imputed interest for leases in excess of one year	(37)
Present value of future minimum lease payments	$716
Note 7 – Stock-Based Compensation
Option Awards
On December 14, 2020, the Board of Directors granted an option for the purchase of 10,920 shares of the Company’s common stock to an employee of the Company. The option, which was granted under the Company’s 2015 Equity Incentive Plan, had an exercise price of $10.01 per share and a term of 10 years. The option had a grant date fair value of $60, where 25% of the shares vest one year from the grant date, with the remaining 75% vesting in successive equal monthly installments thereafter over 36 months.
Option Award Valuation Assumptions
The Company determined the fair value of stock options granted during the three months ended December 31, 2020 based upon the assumptions as provided below. No stock options were granted during the three months ended December 31, 2021.

Stock price	$10.00
Exercise price	$10.01
Dividend yield	0%
Expected volatility	60%
Risk-Free interest rate	0.63%
Expected life (in years)	6.08
Stock Option Modification
Stock options granted under the 2015 Equity Incentive Plan vest over a period of time as previously determined by the Board of Directors, subject to the option holder’s continuous service through each applicable vesting date. Under the options agreements, consummation of the Merger would not automatically cause the vesting of options under the 2015 Equity Incentive Plan. However, on December 14, 2020, the Board provided that the vesting of all outstanding options that were granted before December 14, 2020, under the 2015 Equity Incentive Plan that are held by current employees or other service providers, would be accelerated upon the consummation of the Merger Agreement. Accordingly, stock options to purchase an aggregate of 2,684,026 shares of common stock became vested immediately under this modification. Under ASC 718, the Company treated this event as a modification of these stock option awards. The Company determined that the increase in fair value of the stock options was immaterial, and as such, no additional cost was recognized.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Stock Option Awards
Following is a summary of stock option activities for the three months ended December 31, 2021:

	Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life (years)	Intrinsic Value
Outstanding – October 1, 2021	8,978,185	$0.19	$0.20	5.7	$91,699
Granted	—	—	—
Exercised	(893,509)	0.18	0.16
Forfeited	—	—	—
Outstanding – December 31, 2021	8,084,676	$0.19	$0.21	5.6	$69,875
Exercisable as of December 31, 2021	8,084,676	$0.19	$0.21	5.6	$69,875
For the three months ended December 31, 2021 and 2020, the Company recorded $0 and $248, respectively, in stock option expense. The fair value of stock options is amortized on a straight-line basis over the requisite service periods of the respective awards. As of December 31, 2021, $0 of stock-based compensation costs related to stock options remains subject to amortization.
Restricted Stock
On December 14, 2020, the Company granted an aggregate of 739,537 shares of the Company’s restricted stock to various employees, officers, directors, consultants and service providers under the 2015 Equity Incentive Plan and 50,960 shares of the Company’s restricted stock to a director outside the 2015 Equity Incentive Plan. During the three months ended September 30, 2021, the Company granted an aggregate of 1,517,881 shares of the Company's restricted stock unit to various employees, officers, directors, consultants, and service providers under the 2021 Equity Incentive Plan. During the three months ended December 31, 2021, the Company granted an aggregate of 970,545 shares of the Company's restricted stock unit to various employees, officers, directors, consultants, and service providers under the 2021 Equity Incentive Plan. The shares have various vesting dates, ranging from vesting on the grant date to as late as four years from the date of grant.

	Restricted Stock Awards	Weighted Average Grant Date Fair Value	Restricted Stock Units	Weighted Average Grant Date Fair Value
Non-vested – October 1, 2021	684,937	$10.00	1,452,195	$7.61
Granted	—	—	970,545	8.96
Vested	(684,937)	10.00	(32,848)	7.53
Forfeited	—	—	(16,369)	8.58
Non-vested – December 31, 2021	—	$—	2,373,523	$8.22
For the three months ended December 31, 2021 and 2020, the Company recorded $2,931 and $1,027 in employee and officers restricted stock compensation expense. As of December 31, 2021, unamortized stock-based compensation costs related to restricted share arrangements was $16,235 and will be recognized over a weighted average period of 2.79 years.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Stock-Based Compensation Expense
Stock-based compensation expense for stock options and restricted stock in the consolidated statements of operations is summarized as follows:

	Three Months Ended December 31,
	2021	2020
Software development	$297	$18
General and administrative	2,565	1,257
Selling and marketing	69	—
Total stock-based compensation expense	$2,931	$1,275
Note 8 – Income Taxes

The Company follows the provisions of the accounting guidance on accounting for income taxes which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided to reduce the deferred tax asset to a level which, more likely than not, will be realized.

The benefit for income taxes is comprised of the following components:

	For the Three Months Ended December 31,
	2021	2020
Current:
Federal	$—	$—
State	—	—
Total current	—	—
Deferred:
Federal	(79)	—
State	(30)	—
Total deferred	(109)	—
Total income tax benefit	$(109)	$—

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. A reconciliation of the statutory U.S. federal income tax rate to the Company’s effective tax rate is as follows:

	For the Three Months Ended December 31,
	2021	2020
Tax at federal statutory rate	21.00%	(21.00)%
State and local tax	(4.57)%	—%
Foreign rate differential	(2.35)%	—%
Warrant liability	(345.17)%	—%
Transaction costs	7.82%	—%
Prior year adjustments	(50.96)%	—%
Change in valuation allowance	358.15%	21.68%
Other	(0.28)%	(0.68)%
Effective tax rate	(16.36)%	0.00%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets were as follows:

	As of December 31, 2021	As of September 30, 2021
Deferred tax assets:
Net operating loss carryforwards	$15,882	$13,668
Stock-based compensation	1,654	2,136
Research and development credits	222	205
Operating right-of-use asset	(188)	—
Operating lease liability	188	—
Other	96	184
Total deferred tax assets	17,854	16,193

Deferred tax liabilities:
Property and equipment	(286)	(405)
481(a) Adjustment	(193)	(368)
Amortization of intangibles	(2,371)	(3,148)
Total deferred tax liabilities	(2,850)	(3,921)
Total gross deferred tax assets/(liabilities)	15,004	12,272

Less: Valuation allowance	(15,148)	(12,467)
Deferred tax assets/(liabilities), net of valuation allowance	$(144)	$(195)

As of December 31, 2021, the Company has a valuation allowance of approximately $15,148 against the net deferred tax assets, for which realization cannot be considered more likely than not at this time. In assessing the need for a valuation allowance, the Company considers all positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance. As of December 31,

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
2021 and September 30, 2021, based upon the consideration of such evidence, management believes a full valuation allowance against net deferred tax assets is warranted.

The valuation allowance recorded by the Company as of December 31, 2021 resulted from the uncertainties of the future utilization of deferred tax assets relating primarily to net operating loss (“NOL”) carryforwards for federal and state income tax purposes. Realization of the NOL carryforwards is contingent on future taxable earnings. The deferred tax asset was reviewed for expected utilization using a “more likely than not” approach by assessing the available positive and negative evidence surrounding its recoverability. Accordingly, a full valuation allowance continues to be recorded against the Company’s deferred tax assets, as it was determined based upon past and projected future losses that it was “more likely than not” that the Company’s deferred tax assets would not be realized.
As of December 31, 2021, the Company has a net deferred tax liability, due to what is referred to as a “naked credit.” The naked credit exist when a deferred tax liability can only be offset up to 80% by NOLs generated after 2018, as well as NOLs available after consideration of IRC Section 382 limitation. The remaining portion that cannot be used remains as a liability. In future years, if the deferred tax assets are determined by management to be “more likely than not” to be realized, the recognized tax benefits relating to the reversal of the valuation allowance as of December 31, 2021 will be recorded. The Company will continue to assess and evaluate strategies that will enable the deferred tax asset, or portion thereof, to be utilized, and will reduce the valuation allowance appropriately as such time when it is determined that the “more likely than not” criteria is satisfied.

Further, as of December 31, 2021, the Company has approximately $56,700 of federal and $60,300 of state and local NOL carryforwards. The federal, state and city NOLs begin to expire in the year 2035. Federal NOLs for tax year 2018 and beyond do not expire. The Company has approximately $42,700 of federal NOLs with an indefinite life.

Sections 382 and 383 of the Internal Revenue Code of 1986 subject the future utilization of net operating losses and certain other tax attributes, such as research and experimental tax credits, to an annual limitation in the event of certain ownership changes, as defined. The Company has undergone an ownership change study and has determined multiple "changes in ownership" as defined by IRC Section 382 of the Internal Revenue Code of 1986, did occur in December 2017, February 2018, and May 2021.

Based on the Company having undergone multiple ownership changes throughout its history, limited NOLs are subject to limitation at varying rates each year. Of the Company’s approximately $56,700 of total federal NOLs, approximately $24,000 of the Company’s NOL carryforwards are subject to limitation. In addition, approximately $1,500 of NOLs and $112 of research & development credits are expected to expire unused. The deferred tax assets associated with these attributes that are expected to expire without utilization have not been included within the deferred tax asset table or discussion above. There are approximately $32,700 of NOLs available to offset taxable income as of December 31, 2021. NOLs will continue to become available through December 31, 2037.

The Company recognizes tax liabilities when, despite its belief that its tax return positions are supportable, the Company believes that certain positions may not be fully sustained upon review by tax authorities. Each period the Company assesses uncertain tax positions for recognition, measurement and effective settlement. Benefits from uncertain tax positions are measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. Where the Company has determined that its tax return filing position does not satisfy the more-likely-than-not recognition threshold, the Company has recorded no tax benefits. As of December 31, 2021, the Company has no unrecognized tax benefits.

The Company files tax returns in the U.S. federal and various state and local jurisdictions and is subject to examination by tax authorities. The Company has reported net operating losses dating back to inception. When a taxpayer applies a net operating loss, the IRS may examine records and other evidence from the year when the loss occurred, even when it is outside the three-year statute of limitations. Thus, the Company is subject to U.S. federal income tax examinations for all years.

Note 9 – Related Party Transactions
The Company contracted for certain air charter services with Underhill, a related party up to April 2021. The rates charged by Underhill for these air charter services are comparable to those that could be obtained in an arm’s-length transaction

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
with an unrelated third party. Through January 20, 2021, Melissa Tomkiel, the Company’s President and General Counsel, had a 20% interest in Underhill. On January 23, 2021, Ms. Tomkiel and Underhill entered into an agreement under which one half of Ms. Tomkiel’s interest was immediately transferred back to Underhill and under which pursuant to the satisfaction of certain conditions by Underhill, Ms. Tomkiel’s interest would be fully transferred to Underhill. On April 8, 2021, those conditions were satisfied and Ms. Tomkiel’s remaining interest was transferred to Underhill.
For the three months ended December 31, 2020, the Company paid Underhill approximately $480 for air charter services.
Note 10 – Commitments and Contingencies
Capacity Purchase Agreements
Blade has contractual relationships with various aircraft operators to provide aircraft service. Under these capacity purchase agreements (“CPAs”), the Company pays the operator contractually agreed fees (carrier costs) for operating these flights. The fees are generally based on fixed hourly rates for flight time multiplied by hours flown. Under these CPAs, the Company is also responsible for landing fees and other costs, which are either passed through by the operator to the Company without any markup or directly incurred by the Company.
As of December 31, 2021, the Company has a remaining unfulfilled obligation for the years ending December 31, 2022, 2023 and 2024 under agreements with operators to purchase flights with an aggregate value of approximately $3,525, $9,559 and $1,128, respectively. Blade has the right for immediate termination of certain agreements if a government authority enacts travel restrictions, which is applicable to unfulfilled obligation for the years ending December 31, 2022, 2023 and 2024 with an aggregate value of approximately $264, $1,128 and $1,128, respectively. In addition, obligations with a value of $8,431 for the year ending December 31, 2023 could be terminated by Blade for convenience upon 30 or 60 days’ notice.
Legal and Environmental
From time to time, we may be a party to litigation that arises in the ordinary course of business. Other than described below, we do not have any pending litigation that, separately or in the aggregate, would, in the opinion of management, have a material adverse effect on its results of operations, financial condition or cash flows. As of December 31, 2021, management believes, after considering a number of factors, including (but not limited to) the information currently available, the views of legal counsel, the nature of contingencies to which the Company is subject and prior experience, that the ultimate disposition of these other litigation and claims will not materially affect the Company's consolidated financial position or results of operations. The Company records liabilities for legal and environmental claims when a loss is probable and reasonably estimable. These amounts are recorded based on the Company's assessments of the likelihood of their eventual disposition.

On April 1, 2021, Shoreline Aviation, Inc. filed an Amended Complaint in the United States District Court for the Eastern District of New York naming Cynthia L. Herbst, Sound Aircraft Flight Enterprises, Inc., Ryan A. Pilla, Blade Urban Air Mobility, Inc., Robert Wiesenthal and Melissa Tomkiel as defendants. The case is captioned Shoreline Aviation, Inc. v. Sound Aircraft Flight Enterprises, Inc. et al., No. 2:20-cv-02161-JMA-SIL (E.D.N.Y.). The complaint alleges, among other things, claims of misappropriation, violation of the Defend Trade Secrets Act, unfair competition, tortious interference with business relations, constructive trust, tortious interference with contract, and aiding and abetting breach of fiduciary duty against Blade, Robert Wiesenthal and Melissa Tomkiel (together the “Blade Defendants”). On March 16, 2022, SAI and the Blade Defendants filed a Joint Stipulation and Order of Dismissal with Prejudice in the Court, in which, SAI and the Blade Defendants stipulated and agreed that pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), all of SAI’s claims against the Blade Defendants were dismissed with prejudice. The Blade Defendants expressly denied any wrongdoing and did not admit any liability.
In July 2022, Trinity Air Medical, LLC (“Trinity”), a wholly owned subsidiary of Blade Urban Air Mobility, Inc., received a federal grand jury subpoena seeking records related to the provision of transplant transportation services. Trinity is cooperating with the subpoena.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 11 – Warrant Liabilities
Warrants — Public Warrants may only be exercised for a whole number of shares. The Public Warrants became exercisable on June 7, 2021. The Public Warrants will expire on May 7, 2026 or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue any shares of common stock upon exercise of a warrant unless common stock, issuable upon such warrant exercise, has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. On June 7, 2021, the Company’s Form S-1 registering the shares issuable upon exercise of the warrants was declared effective by the SEC and on January 27, 2022 it was amended by post-effective amendment.
Redemptions of Warrants for Cash — Once the warrants become exercisable, the Company may redeem the Public Warrants:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.
If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Shares of Common Stock — Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants:
•in whole and not in part;
•at a price equal to a number of shares of common stock to be determined, based on the redemption date and the fair market value of the Company’s common stock;
•upon a minimum of 30 days’ prior written notice of redemption;
•if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and
•if, and only if, there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.
If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger, or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net-cash settle the warrants.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 12 – Fair Value Measurements
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:    Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:    Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:    Unobservable inputs based on management’s assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2021 and September 30, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	Level	December 31, 2021	September 30, 2021
Warrant liabilities - Public Warrants	1	$20,258	$27,317
Warrant liabilities - Private Warrants	2	11,050	14,900
Fair value of aggregate warrant liabilities		$31,308	$42,217
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within “Warrant liability” on the Company’s consolidated balance sheets. The warrant liabilities are measured at fair value upon assumption and on a recurring basis, with changes in fair value presented within “Change in fair value of warrant liabilities” in the consolidated statements of operations.
The Public Warrants are considered part of level 1 of the fair value hierarchy, as those securities are traded on an active public market. At the Closing Date and at December 31, 2021, the Company valued the Private Warrants using Level 2 of the fair value hierarchy. The Company used the value of the Public Warrants as an approximation of the value of the Private Warrants as they are substantially similar to the Public Warrants, but not directly traded or quoted on an active market.
Subsequent measurement
The following table presents the changes in fair value of the warrant liabilities:

	Public Warrants	Private Placement Warrants	Total Warrant Liability
Fair value as of October 1, 2021	$27,317	$14,900	$42,217
Change in fair value of warrant liabilities	(7,059)	(3,850)	(10,909)
Fair value as of December 31, 2021	$20,258	$11,050	$31,308

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 13 – COVID-19 Risks and Uncertainties
COVID-19, which was declared a global health pandemic by the World Health Organization in March 2020, has driven the implementation and continuation of significant government-imposed measures to prevent or reduce its spread, including travel restrictions, “shelter in place” orders, and business closures. We experienced a substantial decline in the demand for some of our passenger services due to travel restrictions that significantly reduced the number of commercial airline passengers and office closures that required many people to work from home, lowering commuter demand.
As a result of this decline, we paused our New York airport service from March 2020 through June 2021. Additionally, we significantly reduced the number of Northeast commuter flights we offered in the typically high-demand summer season during 2020. However, we began to see a recovery in the Northeast commuter demand in Summer 2021. Despite the reduction in volume, our cost of revenue on a per flight basis for both 2020 and 2021 remained generally consistent compared to 2019 for our by-the-seat routes. Despite the decline in our Short Distance business, we have seen increased demand for our MediMobility Organ Transport and Jet services during the pandemic. We implemented new measures to focus on the personal safety of our air and ground passengers during the pandemic, which did not materially increase our costs.
On April 8, 2020, we received a loan in the principal amount of approximately $1,200 through the Paycheck Protection Program under the CARES Act, which we used to help sustain our employee payroll costs and rent. On May 7, 2021, we repaid the PPP Loan in full.
While the ultimate impact of the current COVID-19 pandemic is highly uncertain and subject to change, we were able to resume our New York by-the-seat airport flights on June 1, 2021, beginning with service between Manhattan and JFK Airport and later adding Newark Airport. Additionally, we have seen recovering demand on our other short distance routes. However, adverse developments related to the pandemic, such as the emergence of new viral strains that are not responsive to the vaccine, a reduction in business travel in favor of virtual meetings, or a continued lack of demand for air travel from the public, could slow the recovery of our short distance products and postpone our ability to resume paused services or launch planned route expansions.
Note 14 – Subsequent Events
Acquisition of Blade Europe

On September 1, 2022, Blade acquired, through Blade Europe SAS, a wholly-owned French société par actions simplifiée subsidiary (“Blade Europe”), 100% of the share capital and voting rights of Héli Tickets France SAS (“Héli Tickets France”), a French société par actions simplifiée, which was then renamed “Blade France SAS” (“Blade France”) and of Helicopter Monaco SARL (“Helicopter Monaco”), a Monegasque société à responsabilité limitée, which was then renamed “Blade Monaco SARL” (“Blade Monaco”). These acquisitions are part of Blade growth strategy of leveraging its asset-light model, technology and recognized brand to aggregate the use cases for urban air mobility. The routes in Southern France, Monaco, Italy and Switzerland, meet the criteria given the geography, short distances and large addressable markets. In addition these markets have connectivity to our existing service areas where the Blade brand enjoys recognition, creating the opportunity for cross pollination between our North American and European customer base. We hereafter refer to the three European legal entities (Blade Europe, Blade France and Blade Monaco) collectively as “Blade Europe”.

Prior to Blade’s acquisition of Heli Tickets France and Helicopter Monaco, the sellers completed a series of reorganization transactions in which all assets and liabilities relating to the distribution and commercial passenger transportation activities of Héli Sécurité SAS, a French société par actions simplifiée (“Héli Sécurité”) and Azur Hélicoptère SAS, a French société par action simplifiée (“Azur”) were transferred to Héli Tickets France and all assets and liabilities relating to the distribution and commercial passenger transportation activities of Monacair S.A.M., a Monegasque société anonyme (“Monacair” and collectively with Héli Sécurité and Azur, the “Operators”) were transferred to Helicopter Monaco.

Simultaneous with the acquisition, on September 1, 2022, Blade Europe entered into an Aircraft Operator Agreement (the “Europe AOA”) with the sellers and the Operators and is for an initial ten-year term for 14 aircraft.  Under the Europe AOA, the number of aircraft available to Blade and the corresponding number of minimum flight hours guaranteed to the operators by Blade, could be adjusted at the beginning of each calendar year upon reaching a mutual agreement.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)

Blade paid an aggregate cash purchase price for the shares of Héli Tickets France and Helicopter Monaco of €47,800 ($48,101). Acquisition costs of $2,785 were expensed as incurred and are included in general and administrative expenses in the unaudited interim condensed consolidated statement of operations for the period ended September 30, 2022.

The results of Blade Europe for the period from September 1, 2022 (“acquisition date”) would be included in our Short Distance line of business.

Net Assets Acquired

The assets acquired and liabilities assumed will be included in subsequent consolidated financial statements as of the acquisition date. Total assets acquired included a preliminary estimate of identifiable intangible asset of $28,861. At the time of acquisition, the Company recognized an asset for a preliminary estimate of goodwill, determined as the excess of the purchase price over the net fair value of the assets acquired and liabilities assumed that amounted to $19,026. The value of the components within goodwill included expected revenue and cost synergies, exclusivity rights for transportation services, new customers and key personnel.

The purchase price allocation is preliminary and, as additional information becomes available, the Company may further revise the preliminary purchase price allocation during the remainder of the measurement period, which will not exceed 12 months from the acquisition date. Measurement period adjustments will be recognized in the reporting period in which the adjustment amounts are determined. The purchase price was allocated on a preliminary basis as follows:

Accounts receivable	$1,307
Prepaid expenses and other current assets	190
Property and equipment, net	143
Identifiable intangible assets	28,861
Operating right-of-use asset	11,913
Other non-current assets	69
Total identifiable assets acquired	42,483
Accounts payable and accrued expenses	1,003
Operating lease liability	11,913
Deferred revenue	492
Total liabilities assumed	13,408
Net assets acquired	29,075
Goodwill	19,026
Total consideration	$48,101

A preliminary assessment of the fair value of identified intangible assets and their respective lives as of the acquisition date are as follows:

	Estimated Useful Life	Fair Value
Exclusive rights to air transportation services	10	$25,975
Customer list	3	2,886
Total identifiable intangible assets		$28,861

Preliminary identified intangible assets in the table above will be amortized on a straight-line basis over the estimated useful lives. The Company believes that the straight-line method of amortization is the most appropriate methodology as it is supported by the pattern in which the economic benefits of the intangible assets are consumed.

BLADE AIR MOBILITY, INC.
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)

Other subsequent events

In November 2022, the Company granted an aggregate of 4,627,161 of the Company's restricted stock units to various employees and officers under the 2021 Omnibus Incentive Plan. These restricted stock units will vest over a four year period with the latest vesting occurring on January 1, 2027. The weighted average grant date fair value of these restricted stock units is $4.62 per share.

In December 2022, the Company restated and amended its CPA with one of its aircraft operators, whereby the operator dedicated six aircraft for the exclusive use of Blade for three years. Blade has the right to terminate this agreement without cause upon 60 days written notice. Upon such termination, the guarantee would be pro-rated to the date of the termination and the operator would be entitled to retain any unapplied deposit at the time of such termination.

The above agreement increases the Company’s CPA obligations (as provided in Note 10) for the years ending December 31, 2022, 2023, 2024, 2025 by $0, $15,123, $9,497 and $16,248, respectively, and for each of the years ending December 31, 2026 through 2032 by $7,248.